NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS
ON MAY 15, 2001

To the shareholders:

Notice hereby is given that the annual meeting of shareholders of Commercial National Financial Corporation will be held at its office, 900 Ligonier Street, Latrobe, Pennsylvania, on Tuesday, May 15, 2001, at 2 p.m. for the following purposes:

Election of five directors each for a term of three years;

Ratification of the appointment of Beard Miller Company LLP, as independent auditors for the corporation; and

Transaction of such other business as may come properly before the meeting, and any adjournment or postponement thereof.

Only those shareholders of record as of the close of business on April 13, 2001, shall be entitled to notice of and to vote at the meeting.

Enclosed are a proxy statement, a form of proxy and an addressed return envelope. Please mark, date, sign and promptly return the proxy in the envelope provided, whether or not you plan to attend the meeting. If you attend the meeting you may then withdraw your proxy and vote in person.

Your prompt response will be appreciated.

By Order of The Board of Directors,

/s/ Wendy S. Schmucker

Wendy S. Schmucker

Secretary

April 16, 2001

PROXY STATEMENT
For The Annual Meeting of Shareholders
To Be Held On May 15, 2001
GENERAL

This proxy statement is provided for the solicitation of proxies by the board of directors of Commercial National Financial Corporation (the corporation), a Pennsylvania business corporation and financial holding company, for use at the annual meeting of shareholders on May 15, 2001, and at any and all adjournments or postponements thereof. This proxy statement and the form of proxy, together with the annual report to shareholders for 2000, are being mailed on April 16, 2001, or as soon thereafter as possible, to all shareholders entitled to vote at the annual meeting.

The only class of stock of the corporation presently issued and outstanding is common stock. The total number of shares of common stock entitled to vote at the annual meeting is 3,434,296 and only those shareholders of record at the close of business on April 13, 2001, are entitled to vote.

The shares of stock represented by each proxy properly signed and returned to the corporation prior to the date of the annual meeting will be voted in the manner set forth in this proxy statement and in accordance with the instructions marked on the proxy enclosed.

A shareholder who returns a proxy may revoke it at any time before it is voted by delivering a written notice of revocation to Wendy S. Schmucker, secretary of the corporation, or by executing a later dated proxy and giving written notice thereof to the secretary of the corporation, or by voting in person at the meeting after giving written notice to the secretary of the corporation.

The cost of preparing, printing and soliciting proxies will be paid by the corporation. In addition to the use of the mails, certain directors, officers and employees of the corporation may solicit proxies personally or by telephone. Arrangements will be made with brokerage houses and other custodians, fiduciaries and nominees to forward proxy solicitation materials to the beneficial owners of stock held of record by these persons, and, upon request therefor, the corporation will reimburse them for reasonable forwarding expenses.

At the meeting, the shareholders will

● act upon the proposal to elect as directors the five persons set forth in this proxy statement, each in a class of directors as set forth in the following pages;

● ratify the appointment of Beard Miller Company LLP, as independent auditors for the corporation; and

● act upon any other business as may be properly brought before the meeting.

The board of directors of the corporation recommends the election, as directors, of the five nominees listed in this proxy statement. The five nominees receiving the highest number of votes cast, including votes cast cumulatively, shall be elected directors. For all other purposes, other than election of directors, each share of stock is entitled to one vote.

Under the bylaws of the corporation, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast, shall constitute a quorum. Abstentions will be counted as present for purposes of determining the existence of a quorum. Abstentions and broker non-votes will be treated as shares that neither are capable of being voted nor have been voted and, accordingly, will have no effect on the outcome of the vote on the election of directors or on the outcome of the proposal to ratify the appointment of Beard Miller Company LLP.

ELECTION OF DIRECTORS

The bylaws of the corporation provide that the board of directors shall consist of not less than three directors, and shall be classified into three classes, each class to be elected for a term of three years. The board of directors, within the limits set in the bylaws, may from time to time fix the number of directors and the respective classifications.

The number of directors to constitute the entire board has been fixed by the board of directors at fifteen with five directors in each of three classes. At the annual meeting, there shall be elected five directors as a class to serve until the annual meeting of shareholders in the year 2004. The proxies intend to vote for the election of the nominees listed on the proxy and in this proxy statement. All of the nominees are now and have been directors of the corporation and of Commercial National Bank of Pennsylvania (the bank).

Other nominations for director may be made in accordance with procedures set forth in section 9.1 of the bylaws of the corporation which require written notice to the secretary of the corporation of any such nomination at least sixty days prior to the date of any meeting of the shareholders for the election of directors. Such notice shall contain the following information to the extent known by the notifying shareholder:

l the name, address, and age of each proposed nominee;

l the principal occupation of each proposed nominee;

l the number of shares of the corporation owned by each proposed nominee;

l the total number of shares of the corporation that will be voted for each proposed nominee;

l the name and address of the notifying shareholder; and

l the number of shares of common stock of the corporation owned by the notifying shareholder.

Nominations not made within the foregoing procedures may be disregarded by the chairman at the annual shareholders' meeting.

Each nominee has consented to be named and to serve as a director, if elected. If any nominee becomes unable to serve as a director, the proxies named in the proxy will vote for a substitute nominee selected and recommended by the board of directors of the corporation.

The names and ages of the nominees, and the year each nominee began continuous service as a director of the corporation, together with the principal occupation of each at present and for at least the previous five years, are as follows:

Age; Principal Occupation

Term

Director

Name

For The Past Five Years

Expires

Since

John T. Babilya	41, president, chief executive officer	2004	1999
	and co-owner Arc Weld, Inc.
	S precision custom-manufacturing firm
	servicing steel, drilling, coal, glass,
	electrical and geo-environmental
	industries

George A. Conti, Jr.	62, attorney at law	2004	1996

Frank E. Jobe	79, retired	2004	1990
	former executive vice president of the
	Bank

Roy M. Landers	72, retired	2004	1990
	former executive vice president R & L
	development Company, land development

C. Edward Wible	55, certified public accountant	2004	1995
	Horner Wible & Associates, Certified
	Public Accountants

No nominee is a director of any company, other than the corporation, that is required to file reports with the Securities and Exchange Commission.

CONTINUING DIRECTORS

The remaining ten directors, named below, will continue to serve in their respective classes. The following table, based in part on information received from the respective directors and in part on the records of the corporation, sets forth information regarding each continuing director as of March 23, 2001.

	Age; Principal Occupation

Term

			Director

Name

	For The Past Five Years	Expires	Since

Gregg E. Hunter (1)	42, vice chairman and chief financial	2003	1995
	officer of the corporation and the
	Bank (1995 - present)
Joedda M. Sampson	48, president and principal owner	2003	1999
	Allegheny City Restorations, Inc.
	A development corporation engaged in
	restoring and developing historic
	properties and operating business
	entities that occupy them

Debra L. Spatola	44, president	2003	1997
	Laurel Valley Foods, Inc.

Louis A. Steiner(2)	70, chairman of the board of the	2003	1990
	corporation and the bank (1997-present);
	chairman of the board and chief
	executive officer of the corporation and
	the bank (1990-1997); president,
	Latrobe Foundry Machine & Supply Company

George V. Welty	54, attorney at law	2003	1997

Richmond H. Ferguson	69, attorney at law	2002	1990

Dorothy S. Hunter(3)	76, vice president	2002	1990
	Latrobe Foundry Machine & Supply Company

John C. McClatchey	63, chief executive officer	2002	1990
	JCM Industries, manufacturer of hardwood
	lumber and pallets

Joseph A. Mosso	69, retired	2002	1990
	former president Mosso's Pharmacy, Inc.

Louis T. Steiner(4)	39, vice chairman and chief executive	2002	1995
	officer of the corporation and the bank
	(1998-present); vice chairman and chief
	executive officer of the corporation and
	the bank (1997-1998); vice chairman of
	corporation and the bank (1995-1997)

(1) Gregg E. Hunter, director, is the son of Dorothy S. Hunter, director; nephew of Louis A. Steiner, director; and cousin of Louis T. Steiner, director.

(2) Louis A. Steiner, director, is the brother of Dorothy S. Hunter, director; father of Louis T. Steiner, director; and uncle of Gregg E. Hunter, director.

(3)Dorothy S. Hunter, director, is the sister of Louis A. Steiner, director; mother of Gregg E. Hunter, director; and aunt of Louis T. Steiner, director.

(4)Louis T. Steiner, director, is the son of Louis A. Steiner, director; nephew of Dorothy S. Hunter, director; and cousin of Gregg E. Hunter, director.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth, as of March 23, 2001, the name and address of each person who owns of record, or who is known by the board of directors, to be the beneficial owner of more than five percent of the outstanding common stock, the number of shares beneficially owned by such person, and the percentage of the outstanding common stock so owned.

Percent of

Name and Address of

Amount and Nature of

		Outstanding Common Stock

Beneficial Owner

	Beneficial Ownership (1)(2)

Beneficially Owned

Louis A. Steiner	577,839 (3)	16.83%
R.D. 2, Box 197
Ligonier, PA 15658

Dorothy S. Hunter	123,000 (4)	3.58%
P.O. Box 28
Latrobe, PA 15650

Gregg E. Hunter	180,180 (5)	5.25%
P.O. Box 3
Latrobe, PA 15650

George A. Conti, Jr.	230,600 (6)	6.71%
101 North Main Street
Greensburg, PA 15601

(1)The securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the general rules and regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days after March 23, 2001. Beneficial ownership may be disclaimed as to certain of the securities.

(2) Information furnished by the directors and the corporation.

(3)Includes 103,038 shares held directly by Mr. Steiner; 103,041 shares held by his spouse, Barbara J. Steiner; 240,000 shares held by Latrobe Foundry Machine & Supply Company and 131,760 shares held by Ridge Properties, Inc. Louis A. Steiner is the president of each company.

(4)Includes 3,000 shares held directly by Mrs. Hunter and 120,000 shares held as co-trustee, The Hunter Stock Trust, with shared voting and investment power.

(5)Includes 60,180 shares held directly by Mr. Hunter and 120,000 shares held as co-trustee, The Hunter Stock Trust, with shared voting and investment power.

(6)Includes 3,000 shares held in street name by Mr. Conti; 600 shares held as co-trustee of the Conti Trust, with shared voting and investment power; 79,260 shares held as trustee of the Corazzi Trust; 145,740 shares held as trustee of the Iorio Trust; 1,000 shares held as attorney in fact for Robert A. Anderson; and 1,000 shares held as attorney in fact for Letitia A. Anderson; each with sole voting and investment power.

BENEFICIAL OWNERSHIP BY OFFICERS, DIRECTORS AND NOMINEES

The following table sets forth as of March 23, 2001, the amount and percentage of the common stock beneficially owned by each continuing director, nominee, named executive officer, and all executive officers and directors of the corporation as a group.

Name of Individual or

Amount and Nature of

Percent

Identity of Group

	Beneficial Ownership (1)(2)

of Class

John T. Babilya	2,507.07%
George A. Conti, Jr.	230,600	6.71%	(3)
Richmond H. Ferguson	5,820.17%
Dorothy S. Hunter	123,000	3.58%	(4)
Gregg E. Hunter	180,180	5.25%	(5)
Frank E. Jobe	30,300.88%
Roy M. Landers	37,700	1.10%
John C. McClatchey	3,000.09%
Joseph A. Mosso	24,240.71%
Joedda M. Sampson	1,000.03%
Debra L. Spatola	1,200.03%
Louis A. Steiner	577,839	16.83%	(6)
Louis T. Steiner	27,649.81%
George V. Welty	2,680.08%
C. Edward Wible	2,000.06%

All executive officers	1,129,775	32.90%
And directors as a group
(15 directors, 4 officers, 16 persons in total

(1)The securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the general rules and regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days after March 23, 2001. Beneficial ownership may be disclaimed as to certain of the securities.

(2) Information furnished by the directors and the corporation.

(3)Includes 3,000 shares held in street name by Mr. Conti; 600 shares held as co-trustee of the Conti Trust, with shared voting and investment power; 79,260 shares held as trustee of the Corazzi Trust; 145,740 shares held as trustee of the Iorio Trust; 1,000 shares held as attorney in fact for Robert A. Anderson; and 1,000 shares held as attorney in fact for Letitia A. Anderson; each with sole voting and investment power.

(4)Includes 3,000 shares held directly by Mrs. Hunter and 120,000 shares held as co-trustee, The Hunter Stock Trust, with shared voting and investment power.

(5)Includes 60,180 shares held directly by Mr. Hunter and 120,000 shares held as co-trustee, The Hunter Stock Trust, with shared voting and investment power.

(6)Includes 103,038 shares held directly by Mr. Steiner; 103,041 shares held by his spouse, Barbara J. Steiner; 240,000 shares held by Latrobe Foundry Machine & Supply Company and 131,760 shares held by Ridge Properties, Inc. Louis A. Steiner is the president of each company.

CUMULATIVE VOTING FOR DIRECTORS

The Articles of Incorporation of the corporation provide that cumulative voting rights shall exist with respect to the election of directors.

Each shareholder entitled to vote shall have the right to vote the number of shares owned, for as many persons as there are directors to be elected in each class, or to cumulate such shares and give one nominee the whole number of such votes, or distribute the votes among any two or more nominees in each class. For all other purposes, each share is entitled to one vote. Management of the corporation reserves the right to instruct the proxy holders to vote cumulatively.

DIRECTORS' MEETINGS AND COMMITTEES

It is the policy of the corporation that the directors of the corporation also serve as the directors of the bank. During 2000 the board of the corporation met five times and the board of the bank met 12 times.

The board of the corporation has an audit committee that consists of George A. Conti Jr., Debra L. Spatola and C. Edward Wible. The committee meets quarterly, or more often as needed, with the internal auditor and staff to monitor and review bank compliance with regulations and internal policies and procedures and provides direct liaison with the audit department and board of directors. The audit committee of the corporation met four times during 2000.

The corporation does not have a nominating committee. The function of a nominating committee is performed by the full board.

The corporation has an executive compensation committee whose functions are described in the following text in the executive compensation report. In 2000 the committee met two times.

ATTENDANCE AT MEETINGS

During 2000 all directors, except for Joedda M. Sampson, attended at least 75 percent of the combined total of meetings of the board of directors and each committee of which they were a member.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on a review of the applicable forms, there was no director, officer or beneficial owner of more than 10 percent of common stock who failed to file on a timely basis reports required by Section 16(a) of the 1934 Act during the most recent fiscal year or prior years

COMPENSATION OF DIRECTORS

Directors of the corporation and the bank are paid a fee of $800 for attendance at meetings of the board of directors of the corporation and the bank, and in addition, directors who are not also officers of the bank are paid $400 for attendance at monthly meetings and $400 for attendance at quarterly meetings of the committees of the bank.

AUDIT COMMITTEE REPORT

The audit committee of the board of directors is responsible for providing independent, objective oversight of the corporation's financial reporting system by overseeing and monitoring management's and the independent auditors' participation in the financial reporting process.

The audit committee meets quarterly, or more often as needed, with the corporation's internal auditor and staff to monitor and review compliance with regulations and internal policies and procedures and provides direct liaison with the audit department and board of directors.

The committee meets with the corporation's independent auditors as it deems necessary, not less often than annually, to facilitate and encourage private communication between the audit committee and the independent auditors.

The audit committee is composed of independent directors and acts under a written charter first adopted and approved by the board of directors on May 16, 2000, a copy of which is included in the Proxy Statement as "Appendix A." Each of the members of the audit committee is independent as defined by the Nasdaq listing standards.

The corporation appointed Beard Miller Company LLP (Beard) as outside auditors for the fiscal year ended December 31, 2000. In overseeing the preparation of the corporation's financial statements, the committee has reviewed and discussed all financial statements with both management and the corporation's outside auditors. The committee reviewed with Beard those matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communications with Audit Committees) and Statement on Auditing Standards No. 90 (Audit Committee Communications).

With respect to the corporation's outside auditors, the committee received from Beard the written disclosures and letter required by Independence Standards Board Standard No. (Independence Discussions with Audit Committees) and discussed with Beard matters relating to that firm's independence.

In reliance on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in the corporation's Annual Report on Form 10-K for the year ended December 31, 2000.

The Audit Committee

C. Edward Wible

George A. Conti, Jr.

Debra L. Spatola

The foregoing audit committee report shall not be deemed to be incorporated by reference into any filing made by the corporation under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the corporation incorporates such report by specific references .

EXECUTIVE COMPENSATION REPORT

To Our Shareholders:

Compensation for the executives of the corporation and its wholly-owned subsidiary, the bank, is set and paid at the bank level. The executive compensation committee had the responsibility and authority to establish executive compensation for 2000.

The executive compensation committee is composed of three independent, non-employee directors, none of whom are former officers of the corporation or the bank. The committee is responsible for setting salaries of executive officers and authorizing their participation in the Key Executive Incentive Plan. The following report describes the actions of the committee regarding the compensation paid to the executive officers by the bank during 2000. No compensation was paid by the corporation to its executive officers.

The bank's executive salary structure is based upon independent banking industry surveys which focus on banks similar in size, scope and geographic region to the bank. In addition, the relative value of each management position to every other management position is determined by the human resources division. Using this data, a base salary, midpoint and range is established for each position. The midpoint serves as a base salary target for executives performing their jobs competently. In general, the bank's base salary midpoints are above the median of relevant competitive institutions. Salary increases are based on individual performance and actual salary level relative to the midpoint of the incumbent's salary range.

Salary decisions are based on performance criteria which include the corporation's earnings over the previous five-year period and the executive's success in managing risk, optimizing income, controlling operating costs, improving service quality, developing management leadership and strengthening the institution's competitive position. The committee also considers the extent to which such goals as after-tax income as a percentage of average total assets, annual total asset growth and the capital ratios were met.

All employees are included in the Employees' Profit Sharing Retirement Trust described elsewhere in this proxy statement. In addition, all management employees are eligible to participate in an incentive compensation plan. Key executives identified in this proxy statement, however, will not participate in such a plan for the years 2000 through 2004.

On January 19, 2000, the committee set the annual compensation for Louis A. Steiner, chairman, Louis T. Steiner, vice chairman, president and chief executive officer, and for Gregg E. Hunter, vice chairman and chief financial officer, as shown in this proxy statement.

The compensation reported consists of base salaries paid and profit sharing earned in 2000 as determined by the bank's performance.

Executive Compensation Committee
Roy M. Landers
John C. McClatchey
Joseph A. Mosso

EXECUTIVE OFFICERS' COMPENSATION

The corporation has not paid compensation of any kind to any officer of the corporation. All compensation was paid by the bank, a subsidiary of the corporation.

The following table sets forth certain information regarding compensation received during 2000 by the chief executive officer and the remaining executive officers of the corporation whose total annual salary and bonus exceeded $100,000 for the periods indicated .

SUMMARY COMPENSATION TABLE

Annual Compensation

Name and

Profit

Principal Position	Year

Salary

			Bonus	Sharing

LOUIS A. STEINER

	2000	121,201	0	20,236
chairman of the
board of directors	1999	114,212	16,873	18,502
Of the corporation
and the bank	1998	109,412	6,403	17,306

LOUIS T. STEINER

	2000	130,333	0	21,719
vice chairman,
President and	1999	121,526	17,882	19,982
chief executive
officer of the	1998	114,095	6,496	17,775
corporation and
the bank

GREGG E. HUNTER

	2000	111,809	0	18,628
vice chairman and
chief financial	1999	103,036	15,328	16,759
officer of the
corporation and	1998	96,779	5,915	15,169
the bank

PERFORMANCE GRAPH

The graph appearing below compares the corporation's relative cumulative total shareholder returns with the performance of U.S. companies in the Nasdaq Stock Market Index and with the Nasdaq Banks Stocks Index.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

	NASDAQ BANKS	NASDAQ U.S. COMPANIES	CNAF
1995	100.00	100.00	100.00
1996	132.04	123.05	181.83
1997	221.07	150.71	187.88
1998	219.65	212.53	210.22
1999	211.15	394.96	200.76
2000	241.09	237.64	166.03

Assumes that the value of the investment

in CNFC common stock and each index

was $100 on December 31, 1995, and

that all dividends were reinvested.

EMPLOYEES' PROFIT SHARING

RETIREMENT TRUST

The Employees' Profit Sharing Retirement Trust (the plan) was created in 1977 and subsequently restated as required by IRS regulations. Employees are eligible to join the plan on the first of the month following 12 months of employment, provided that the employee has accumulated 1,000 or more hours of service. The amount to be contributed is determined by the board of directors of the bank and is a percentage of the net profits of the bank. The total amount of the annual contribution cannot exceed 15 percent of the total eligible compensation paid by the bank to all participating employees. There are no contributions made by the participating employees.

The plan provides for the determination of an account for each participating employee with notice of the amount in that account to be given to the participating employee annually. Distributions under the plan can be made to participating employees upon retirement (either normal or early retirement as defined in the plan), at death or disability of the participating employee or upon severing employment if either partially or fully vested.

The plan provides for percentage vesting of 20 percent for the first full three years of service increasing annually thereafter to 100 percent vesting after seven full years of participation. The plan provides rules in the event it becomes top-heavy. The funds contributed into the plan by the bank will be administered and invested by and under the discretion of the trustees (not less than three) who are appointed by the directors of the bank.

It is not possible to determine the extent of the benefits which any participant may be entitled to receive under the plan on the date of termination of employment, since the amount of such benefits will be dependent, among other things, upon the future earnings of the bank, the future compensation of the participants and the future earnings under the plan.

TRANSACTIONS WITH DIRECTORS,

NOMINEES, OFFICERS AND ASSOCIATES

In the ordinary course of its banking business, the bank has and anticipates that it will continue to have transactions with certain directors and officers of the corporation and the bank and their associates.

To the extent such transactions consisted of extensions of credit of any material amount, they have been made in the ordinary course of the bank's business on substantially the same terms including interest charged and collateral required as those prevailing at the time for comparable transactions with other customers of the bank and do not involve more than the normal risk of collectibility or present other unfavorable features.

AUDITORS

On October 17, 2000, the corporation determined to discontinue its engagement of Stokes Kelly & Hinds, LLC, (SKH) as the independent auditors for the corporation and its subsidiaries. The reports of SKH on the financial statements of the corporation for the fiscal years ended 1998 and 1999 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to the uncertainty, audit scope or accounting principles. The decision to change independent auditors was recommended by the audit committee of the board of directors of the corporation.

During the corporation's two fiscal years ended December 31, 1998, and 1999, and during the period from January 1, 2000 to October 17, 2000, there were no disagreements with SKH on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which, if not resolved to the satisfaction of SKH, would have caused them to make reference to the matter in their report.

On October 17, 2000, the corporation engaged Beard Miller Company LLP as new independent auditors of the corporation and its subsidiaries. The engagement of Beard Miller Company LLP was approved by the corporation's board of directors. Prior to the engagement, the corporation had not consulted with Beard Miller Company LLP on issues relating to its accounting principles or the type of audit opinion to be issued with respect to its financial statements. In September 2000, the SKH partner in charge of the engagement during the corporation's two most recent fiscal years left SKH and became a partner and director of Beard Miller Company LLP.

The board of directors of the corporation, at a meeting held November 20, 2000, selected Beard Miller Company LLP as the independent auditors for the corporation for 2001.

A resolution will be presented at the annual meeting for the ratification by the shareholders of the appointment of Beard Miller Company LLP as the independent auditors for the corporation. The board of directors recommends the shareholders vote in favor of the resolution. The accounting fees are paid by the corporation to independent auditors and represent payment for auditing services only.

The auditors render no other type of service to the corporation or the bank and no service to any director or principal officer of the corporation or the bank. There is no agreement to place any limit on current or future auditors' fees.

A representative of Beard Miller Company LLP will be present at the annual meeting of shareholders with the opportunity to make statements and to respond to appropriate questions from shareholders.

AUDIT FEES

Audit fees billed to us by Beard Miller Company LLP and its predecessor, Stokes Kelly & Hinds, LLC, for review of our annual financial statements and the financial statements included in our quarterly reports on Form 10-Q, for the fiscal year ended December 31, 2000, totaled $37,350.

FINANCIAL INFORMATION SYSTEMS

Beard Miller Company LLP was not engaged to provide any service regarding design and implementation of financial information systems during 2000.

OTHER AUDITING FEES

Beard Miller Company LLP did not perform any non-audit services during fiscal year 2000.

SHAREHOLDER PROPOSALS -

ANNUAL MEETING

Any shareholder who, in accordance with and subject to the provisions of the proxy rules of the Securities and Exchange Commission, wishes to submit a proposal for inclusion in the corporation's proxy material for its 2002 annual meeting of shareholders, must deliver such proposal not later than November 30, 2001, in writing to:

Chairman of the Board

Commercial National Financial Corporation

900 Ligonier Street

P. O. Box 429

Latrobe, PA 15650

OTHER MATTERS

The board of directors and the principal officers of the corporation do not intend to present to the meeting any business other than as set forth in the notice of annual meeting and this proxy statement.

The corporation knows of no other business to be presented for action at the meeting. If, however, any other business should properly come before the meeting, or any adjournment thereof, the proxy holders intend to vote shares in accordance with recommendations of the board of directors of the corporation.

By order of the board of directors,

/s/ Wendy S. Schmucker

Wendy S. Schmucker

Secretary

AUDIT COMMITTEE CHARTER APPENDIX A

MEMBERSHIP

The audit committee will be composed of not less than three members of the board of directors. The members of the committee will be selected by the board, taking into account prior experience in matters the committee will need to address.

The membership of the audit committee will comply with applicable NASDAQ and SEC rules regarding audit committees. Accordingly, all members of the audit committee will be independent directors, free from relationships that, in the opinion of the board of directors, would interfere with the exercise of independent judgment as a committee member.

Each member of the audit committee shall possess the ability to read and understand fundamental financial statements, including a company's balance sheet, income statement and cashflow statement, or shall become able to do so within a reasonable period of time after his or her appointment to the committee. At least one member of the audit committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the member's financial sophistication that may include a current or past position as a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

AUTHORITY

The primary responsibility for the company's financial reporting and internal-operating controls is vested in senior management as overseen by the board of directors. The audit committee, composed of outside/independent directors, is a committee of the board established to assist the board in fulfilling its statutory and fiduciary responsibilities.

The audit committee shall have unrestricted access to company personnel and documents and will be given the resources necessary to discharge its responsibilities. The audit committee will meet on a quarterly basis and call special meetings when required.

The company's independent public accountants shall attend at least one of the committee's meetings each year to review with the committee the company's year-end financial statements and Form 10-K. The committee may request members of management or others to attend meetings and to provide pertinent information as necessary. The committee shall provide management and the independent public accountants with appropriate opportunities to meet privately with the committee.

RESPONSIBILITY

1.        Financial Reporting

The audit committee will oversee the company's financial reporting to provide assurance that the financial disclosures made by management provide oversight in the area of financial reporting to provide assurance that financial disclosures made by management reasonably represent the company's financial condition and results of operations.

To accomplish this, the audit committee will oversee the external audit coverage and will"

- nominate the independent public accountants annually

- review the outside auditor's engagement letters

- review the fee structure of outside audits

- coordinate timing of outside auditor's visits

- coordinate external audit work with internal audit

- monitor audit results

- review auditor's performance

- review nonaudit services

- regularly review the independence of the outside auditory

- receive from the outside auditor an annual written statement delineating all relationships between the auditor and the company

- review financial statements, including:

- interim financial statements

- annual financial statements, auditor's opinion and management letters

- other reports requiring approval by the board before submission to the SEC or other government agencies

- inquire about the existence and substance of any significant accounting accruals, reserves or estimates made by management that had or may have a material impact on the financial statements

- review current federal income tax returns and determine whether there are any significant items that have been or might be disputed by the IRS, and inquire about the status of related tax reserves

- review with management the management's discussion and analysis section of the annual report

- inquire from management and the independent public accountants if any significant reporting or operational issues affected financial statements that were discussed during the current accounting period and, if so, how those issues were resolved

- review management representation letter given to independent public accountants and inquire whether any difficulties were encountered obtaining the letter

- prepare a letter, signed by the chairman of the audit committee, describing the audit committee's activities and responsibilities. This letter should be included in the annual report to shareholders.

2. Corporate Governance

The responsibility of the audit committee in the area of corporate governance is to provide assurance that the company is in reasonable compliance with pertinent laws and regulations, is conducting its affairs ethically and is maintaining effective controls against employee conflict of interest and fraud.

To accomplish this, the audit committee will:

-review corporate policies relating to compliance with laws and regulations, ethics, conflicts of interest and the investigation of misconduct or fraud

-review current and pending litigation or regulatory proceedings bearing on corporate governance in which the company or any of its subsidiaries is a party

-review significant cases of employee conflict of interest, misconduct or fraud

-review all transactions between the company and its officers and directors

-require the internal auditor to report in writing, on a regular basis, the scope of reviews of corporate governance and any significant findings

-review and approve the internal audit charter that explains the functional and organizational framework for providing services to management and the audit committee, including the purpose, responsibility and authority of the internal-audit function

-review and approve management's appointment and termination of the company's director of risk management

-review and approve management's annual performance appraisal of the company's director of risk management

-review audit plans and budgets to determine that internal audit objectives and goals, staffing plans and audit schedules provide for adequate support of the audit committee's goals and objectives

-discuss with the internal auditor and the independent public accountant the review of the company's electronic data processing procedures and controls and inquire about specific safeguards to protect against computer fraud or misuse both within and outside the company

-meet, at least annually, with the company's general counsel to discuss legal matters that may have a significant impact on the company

3. Internal Controls

The audit committee must evaluate management, internal audit personnel and external auditors in regard to internal controls. To accomplish this, the audit committee will:

-meet privately with the independent public accountants to discuss pertinent matters, including quality of management, financial accounting and internal audit personnel. The audit committee must determine that no restrictions have been placed by management on the scope of the outside auditors' examination.

-provide for periodic quality assurance reviews to ensure that the internal auditing function is operating in accordance with professional internal audit standards

-request information on the results of the most recent peer review of the external auditors and the nature of any required corrective measures

-direct special investigations into significant matters brought to its attention within the scope of its duties

-review this charter annually and propose to the board any recommended changes

-report audit committee activities to the board regularly

4. General

The committee also shall undertake such additional activities within the scope of its primary function as the committee from time to time determines. The committee may retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

Approved by the Audit Committee April 17, 2000

Adopted by the Board of Directors May 16, 2000

PROXY CARD

COMMERCIAL NATIONAL
FINANCIAL CORPORATION
PROXY SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS

The undersigned appoints George A. Conti, Jr., Debra	on May 15, 2001 at 2:00 p.m., and at any adjournment
L. Spatola and C. Edward Wible and each of them, as	thereof, as fully as the undersigned could vote and act
true and lawful proxies, with full power of substitution,	if personally present on the matters set forth on this
to vote and act for the undersigned at the annual	proxy, and, in their discretion on such other matters
meeting of shareholders of the COMMERCIAL	as may properly come before the meeting.
NATIONAL FINANCIAL CORPORATION to be
held at 900 Ligonier Street, Latrobe, Pennsylvania,

PLEASE SIGN, DATE AND PROMPTLY RETURN

THIS PROXY CARD USING THE ENCLOSED ENVELOPED

,2000
Shareholders:
date and sign here
exactly as name
is printed.

front

COMMERCIAL NATIONAL	THE SHARES REPRESENTED BY THIS PROXY
FINANCIAL CORPORATION	WILL BE VOTED FOR ON ALL MATTERS
UNLESS THE UNDERSIGNED SPECIFIES OTHERWISE

THE BOARD OF DIRECTORS RECOMMEDS A VOTE FOR ALL ITEMS.

1. Elect John T. Babilya, George A. Conti, Jr., Frank E. Jobe, Roy M. Landers and	FOR	WITHELD
C. Edward Wible, as directors, in a class for a term expiring at the annual meeting in the year 2004, EXCEPT VOTE WITHELD FROM FOLLOWING NOMINEES:

2. Ratify the appointment of Beard Miller Company LLP	FOR	AGAINST	ABSTAIN
as independent auditors for the corporation.

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